CONSENT OF WADSWORTH TUCKER & PARKS





                         WADSWORTH, TUCKER & PARKS, PLC
                              441 NORTH WASHINGTON
                               EL DORADO, AR 71730



               Consent of Independent Certified Public Accountant


     We hereby consent to the use in the form 8-K/A of our reports dated August 25, 2000 and August 20, 1999, relating to the financial statements of United Capital Mortgage Corporation.




Wadsworth, Tucker & Parks, PLC
El Dorado, AR  71730
January 19, 2001